                                                                    EXHIBIT 99.3


                             FINANCIAL INFORMATION








ANALYTICAL INSTRUMENTS DIVISION
(A DIVISION OF THE PERKIN-ELMER CORPORATION)
STATEMENT OF NET ASSETS AND OPERATIONS TO BE SOLD
JUNE 30, 1998

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of The Perkin-Elmer Corporation


We have audited the accompanying combined statements of net assets to be sold of the Analytical Instruments Division (the Company) of The Perkin-Elmer Corporation as of June 30, 1998 and 1997, and the related combined statements of operations to be sold and of cash flows from operations to be sold for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, these financial statements were prepared to present the net assets of the Analytical Instruments Division to be sold and the related operations and cash flows inclusive of allocated corporate overhead expenses and are not intended to be a complete presentation of the Company's assets, liabilities, operations and cash flows.

In our opinion, the accompanying special purpose statements audited by us present fairly, in all material respects, the net assets to be sold of the Analytical Instruments Division as of June 30, 1998 and 1997, and the related combined statements of operations to be sold and of cash flows from operations to be sold for the years then ended, in conformity with generally accepted accounting principles.







PricewaterhouseCoopers LLP
Stamford, Connecticut
September 30, 1998

ANALYTICAL INSTRUMENTS DIVISION
(A DIVISION OF THE PERKIN-ELMER CORPORATION)
COMBINED STATEMENTS OF NET ASSETS TO BE SOLD

(Dollar amounts in thousands)
At June 30,                                                                                1998            1997
-----------------------------------------------------------------------------------------------------------------
ASSETS
Current assets
  Accounts receivable, less allowances for doubtful accounts of $3,957 ($3,492 in 1997)   $142,645       $146,228
  Inventories                                                                               99,604         99,864
  Prepaid expenses and other current assets                                                 29,559         24,052
-----------------------------------------------------------------------------------------------------------------
Total current assets                                                                       271,808        270,144
Property, plant and equipment, net                                                          38,339         42,048
Other long-term assets                                                                      19,194         13,651
-----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS TO BE SOLD                                                                   $329,341       $325,843
-----------------------------------------------------------------------------------------------------------------

LIABILITIES
Current liabilities
  Accounts payable                                                                        $ 45,223       $ 45,394
  Accrued salaries and wages                                                                18,655         21,561
  Other accrued expenses                                                                    70,685         71,316
  Restructuring liability                                                                    4,400         33,349
-----------------------------------------------------------------------------------------------------------------
Total current liabilities                                                                  138,963        171,620
Commitments and contingencies (see Note 8)
Other long-term liabilities                                                                 51,634         52,234
-----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES TO BE ASSUMED                                                            190,597        223,854
-----------------------------------------------------------------------------------------------------------------
NET ASSETS TO BE SOLD                                                                     $138,744       $101,989
-----------------------------------------------------------------------------------------------------------------
See accompanying Notes to Combined Financial Statements


ANALYTICAL INSTRUMENTS DIVISION
(A DIVISION OF THE PERKIN-ELMER CORPORATION)
COMBINED STATEMENTS OF OPERATIONS TO BE SOLD


(Dollar amounts in thousands)
For the years ended June 30,                                                                 1998          1997
------------------------------------------------------------------------------------------------------------------
Product revenue                                                                           $ 447,744      $ 460,554
Service revenue                                                                             130,518        128,619
------------------------------------------------------------------------------------------------------------------
TOTAL NET REVENUES                                                                          578,262        589,173
------------------------------------------------------------------------------------------------------------------
Cost of sales - product                                                                     218,943        225,031
Cost of sales - service                                                                      91,035         87,735
Impairment of assets and other charges                                                         --           12,752
------------------------------------------------------------------------------------------------------------------
Total cost of sales                                                                         309,978        325,518
------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                                                                                268,284        263,655
------------------------------------------------------------------------------------------------------------------
Selling                                                                                     137,389        144,316
General and administrative                                                                   37,153         38,087
Research, development and engineering                                                        39,843         38,573
Provision for restructured operations and other charges                                        --           15,759
Corporate overhead allocation                                                                12,796         11,792
------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                                                             41,103         15,128
Other income (expense), net                                                                     363            (31)
------------------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                                                   41,466         15,097
Provision for income taxes                                                                   10,900          3,792
------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                                $  30,566      $  11,305
------------------------------------------------------------------------------------------------------------------
See accompanying Notes to Combined Financial Statements


ANALYTICAL INSTRUMENTS DIVISION
(A DIVISION OF THE PERKIN-ELMER CORPORATION)
COMBINED STATEMENTS OF CASH FLOWS FROM OPERATIONS TO BE SOLD

(Dollar amounts in thousands)
For the years ended June 30,                                                                 1998           1997
-----------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                                                 $30,566        $11,305
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                                                           15,384         14,930
    Deferred income taxes                                                                    1,423          4,774
    Provision for restructured operations and other charges                                   --           15,759
    Impairment of assets and other charges                                                    --           12,752
Changes in operating assets and liabilities:
    Increase in accounts receivable                                                         (2,793)       (26,894)
    (Increase) decrease in inventories                                                      (3,886)         6,665
    Increase in prepaid expenses and other assets                                          (15,478)        (3,707)
    Increase in accounts payable and other liabilities                                      (2,076)        11,943
    Decrease in restructuring liability                                                    (25,993)       (27,030)
-----------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                                   (2,853)        20,497
-----------------------------------------------------------------------------------------------------------------

INVESTING ACTIVITIES
Additions to property, plant and equipment, net of disposals                                (7,785)        (9,786)
-----------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                                                       (7,785)        (9,786)
-----------------------------------------------------------------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                      4,449           (640)
-----------------------------------------------------------------------------------------------------------------
NET CASH FLOW AVAILABLE TO PERKIN-ELMER                                                   $ (6,189)       $10,071
-----------------------------------------------------------------------------------------------------------------

See accompanying Notes to Combined Financial Statements


NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1 ACCOUNTING POLICIES AND PRACTICES
Basis of Presentation. In 1998, The Perkin-Elmer Corporation (Perkin-Elmer) announced its intent to seek strategic alternatives for its Analytical Instruments Division (the Company), including the potential sale of certain assets, liabilities, and operations of the Company. These combined special purpose financial statements (financial statements) include the Analytical Instrument Division accounts including majority-owned entities which comprise the Analytical Instruments Division of Perkin-Elmer. The financial statements reflect the operations, assets, and liabilities of the Analytical Instruments Division inclusive of allocated corporate overhead expenses. Certain assets and liabilities are assumed to be retained by Perkin-Elmer, primarily domestic pension and postretirement liabilities and other such non-strategic items. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Financial Statement Allocations. Expense allocations from Perkin-Elmer reflected in these financial statements represent expenses incurred on behalf of the Company and were determined based on methods which management believes to be reasonable. Additionally, shared expenses at the local level were allocated based on estimated utilization. Corporate overhead expenses such as finance, legal, executive, and other, have also been allocated to the Company based upon a percentage of revenues, which management believes is reasonable. No interest income or interest expense has been reflected in these financial statements. Certain assets and liabilities to be sold at the local level were allocated to the Company based upon various specific methods.

Foreign Currency. Assets and liabilities of foreign operations, where the functional currency is the local currency, are translated into U.S. dollars at the fiscal year-end exchange rates. Foreign currency revenues and expenses are translated using monthly average exchange rates prevailing during the year. Foreign currency transaction gains and losses, as well as translation adjustments of foreign operations where the functional currency is the U.S. dollar, are included in net income.

Derivative Financial Instruments. Perkin-Elmer uses derivative financial instruments to offset exposure to market risks arising from changes in foreign currency exchange rates related to the Analytical Instruments Division. Allocated gains and losses to the Analytical Instruments Division were not material for the fiscal years ended June 30, 1998 and 1997. Unrealized gains and losses on outstanding hedge contracts were not material for the years presented. Perkin-Elmer does not use derivative instruments for trading or other speculative purposes.

Accounts Receivable. Perkin-Elmer periodically sells accounts receivable arising from business conducted in Japan. Proceeds from the sale of such receivables relating to the Analytical Instruments Division were $13.1 million and $17.5 million for fiscal 1998 and 1997, respectively. The Company believes it has adequately provided for any risk of loss that may occur under these arrangements.

Inventories. Inventories are stated at the lower of cost (on a first-in, first-out basis) or market. Inventories at June 30, 1998 and 1997 included the following components:


(Dollar amounts in millions)                    1998             1997
---------------------------------------------------------------------
Raw materials and supplies                      $16.2           $15.2
Work-in-process                                   9.5            11.3
Finished products                                73.9            73.4
---------------------------------------------------------------------
Total inventories                               $99.6           $99.9
---------------------------------------------------------------------

Property, Plant and Equipment and Depreciation. Property, plant and equipment are recorded at cost and consisted of the following at June 30, 1998 and 1997:


(Dollar amounts in millions)                    1998             1997
---------------------------------------------------------------------
Land                                            $ 5.4           $ 5.6
Buildings and leasehold improvements             18.0            19.9
Machinery and equipment                         100.2           130.6
---------------------------------------------------------------------
Property, plant and equipment, at cost          123.6           156.1
Accumulated depreciation and amortization       (85.3)         (114.1)
---------------------------------------------------------------------
Property, plant and equipment, net              $38.3           $42.0
---------------------------------------------------------------------

     Major renewals and improvements that significantly add to productive capacity or extend the life of an asset are capitalized. Repairs, maintenance, minor renewals, and improvements are expensed when incurred.
     Provisions for depreciation of owned property, plant and equipment are based upon the expected useful lives of the assets and computed primarily by the straight-line method. Leasehold improvements are amortized over their estimated useful lives or the term of the applicable lease, whichever is less, using the straight-line method.

Capitalized Software. The costs of purchased software and internal software development costs incurred between the point of technological feasibility and until the software is ready for its intended use are included in other long-term assets. The costs are amortized using the straight-line method over a maximum of three years or the expected life of the product, whichever is less. At June 30, 1998, capitalized software costs, net of accumulated amortization, were $4.6 million. No costs were capitalized at June 30, 1997.

     Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. The value of capitalized software is reviewed periodically by the Company for impairment. Assets are written down to the net realizable value when carrying costs exceed this amount.

Revenues. Revenues are recorded at the time of shipment of products or performance of services. Revenues from service contracts are recorded as deferred service contract revenues and reflected in net revenues over the term of the contract, generally one year.

Research, Development and Engineering. Research, development and engineering costs are incurred directly by the Analytical Instruments Division and are expensed when incurred.

Income Taxes. The Company's taxable income is included in the consolidated federal, state and foreign income tax returns of Perkin-Elmer. The Company computes its income tax provision using the separate return method as prescribed by Statement of Financial Accounting Standards (SFAS) No.109 "Accounting for Income Taxes." No liability for potential future income tax assessments relating to prior years is included in these financial statements. The Company accounts for certain income and expense items differently for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on differences between the financial reporting and the tax basis of assets and liabilities, and are measured by applying enacted tax rates to taxable years in which the differences are expected to reverse.

NOTE 2 RELATED PARTY TRANSACTIONS AND ALLOCATIONS
Perkin-Elmer provides certain services to, and incurs certain costs on behalf of its operating divisions. These costs, which include employee benefits, facilities, certain information technology services, are allocated to Perkin-Elmer's divisions, including the Analytical Instruments Division, on a pro rata basis. As such, these financial statements may not necessarily be indicative of the financial position or results of operations had the Analytical Instruments Division operated as an unaffiliated company. However, management believes the allocated expenses are representative of the amounts the Analytical Instruments Division would have incurred had the Division been an unaffiliated company in those periods.
     Certain assets and liabilities of the Company are assumed to be retained by Perkin-Elmer and have therefore been excluded from these financial statements. Such items primarily include cash, income taxes, domestic pension and postretirement liabilities, and other assets and liabilities.
     The Company's operations have been conducted as part of PE, rather than as a distinct consolidation of legal entities. Accordingly, there are no customary equity and capital accounts. Net remittances to Perkin-Elmer reflect the periodic activity between the Company and Perkin-Elmer. An analysis of the change in net assets to be sold is as follows:

                                                            1998         1997
------------------------------------------------------------------------------
Net assets to be sold at beginning of period               $102.0       $100.7
Net income                                                   30.6         11.3
Net remittances from/(to) Perkin-Elmer                        6.2        (10.0)
------------------------------------------------------------------------------
Net assets to be sold at end of period                     $138.8       $102.0
==============================================================================

NOTE 3 INCOME TAXES
Income before income taxes for the fiscal years ended 1998 and 1997 is summarized below:

(Dollar amounts in millions)                         1998         1997
-----------------------------------------------------------------------
United States                                        $25.0        $12.2
Foreign                                               16.5          2.9
-----------------------------------------------------------------------
Total                                                $41.5        $15.1
=======================================================================

     The components of the provision for income taxes for fiscal 1998 and 1997 consisted of the following:

(Dollar amounts in millions)                         1998         1997
-----------------------------------------------------------------------
Currently payable:
  United States                                      $5.2         $ (.5)
  Foreign                                              .4          (1.3)
-----------------------------------------------------------------------
Total currently payable                               5.6          (1.8)
-----------------------------------------------------------------------
Deferred:
  United States                                       2.9           3.3
  Foreign                                             2.4           2.3
-----------------------------------------------------------------------
Total deferred                                        5.3           5.6
-----------------------------------------------------------------------
Total provision for income taxes                    $10.9          $3.8
=======================================================================

     At June 30, 1998 and 1997, respectively, deferred tax assets of $8.6 million and $10.0 million, principally related to the Company's operations in Germany, are included in prepaid expenses and other current assets and other long-term assets on the Combined Statements of Net Assets to be Sold. Income taxes payable have been excluded from these financial statements. A reconciliation of the federal statutory tax to the Company's tax provision for fiscal 1998 and 1997 is set forth in the following table:

(Dollar amounts in millions)                        1998          1997
-----------------------------------------------------------------------
Federal statutory rate                               35%          35%
-----------------------------------------------------------------------
Tax at federal statutory rate                       $14.5         $5.3
State income taxes (net of
  Federal benefit)                                    1.2           .6
Effect on income from
Foreign operations                                   (2.8)           -
Effect on income from
   Foreign sales corporations                        (2.0)        (2.1)
----------------------------------------------------------------------
Total provision for income taxes                    $10.9         $3.8
======================================================================

     U.S. income taxes have not been provided on approximately $52.0 million of net unremitted earnings from foreign Perkin-Elmer subsidiaries since Perkin-Elmer intends to permanently reinvest substantially all of such earnings in the operations of the subsidiaries. In those instances where Perkin-Elmer expects to remit earnings, the effect on the results of operations, after considering available tax credits and amounts previously accrued, was not significant.


NOTE 4 RETIREMENT AND OTHER BENEFITS

Pension Plans. The Company maintains or participates in Perkin-Elmer pension plans that cover substantially all worldwide employees. Pension benefits earned are generally based on years of service and compensation during active employment. Pension plan assets are administered by trustees and are principally invested in equity and fixed income securities. The funding of such pension plans is determined in accordance with statutory funding requirements.
     These financial statements primarily include pension liabilities for the Company's German and United Kingdom pension plans, as all other pension assets and liabilities are assumed to be retained by Perkin-Elmer. Pension expense for the Company includes the German plan and allocated expenses by Perkin-Elmer for all active employees for the United States and the United Kingdom. Domestic pension expense for the Company as determined by Perkin-Elmer's actuary was $3.7 million and $3.9 million for fiscal 1998 and 1997, respectively. The components of domestic net pension expense for Perkin-Elmer are set forth in the following table:

(Dollar amounts in millions)                        1998       1997
-------------------------------------------------------------------
  Service cost                                      $9.0       $8.0
  Interest cost                                     41.3       37.0
   Actual return on assets                         (40.5)     (35.6)
  Net amortization and deferral                     (1.8)      (1.0)
-------------------------------------------------------------------
  Net pension expense                               $8.0       $8.4
===================================================================

     The components of foreign net pension expense for the Company are set forth in the following table:

(Dollar amounts in millions)                       1998        1997
-------------------------------------------------------------------
  Service cost                                     $2.6        $2.5
  Interest cost                                     5.7         6.2
   Actual return on assets                         (5.5)       (3.4)
  Net amortization and deferral                     3.0         1.2
-------------------------------------------------------------------
  Net pension expense                              $5.8        $6.5
===================================================================

     The components of Perkin-Elmer's foreign pension plans consisting of the United Kingdom and Germany at June 30, 1998 and 1997 are as follows:

                                          Assets Exceed         Accumulated
                                            Accumulated            Benefits
                                               Benefits       Exceed Assets
                             ----------------------------------------------
(Dollar amounts in millions)              1998     1997     1998      1997
---------------------------------------------------------------------------

Plan assets at fair value                 $32.6    $28.9   $ --    $  --
Projected benefit obligation               33.1     27.1     62.0     64.9
                                          --------------------------------
Plan assets great
   (less) than projected
  benefit obligation                        (.5)     1.8    (62.0)   (64.9)
Unrecognized items
  Net actuarial (gain) loss                 5.7      2.4     (5.1)    (2.5)
  Prior service cost                        1.3      1.5
  Net transition (asset)
     Obligation                            (1.5)    (2.0)     3.4      4.0
                                          --------------------------------

Prepaid (accrued)
     Pension expense                      $ 5.0    $ 3.7   $(63.7)  $(63.4)
                                          ================================

Actuarial present value
    of accumulated benefits               $31.2    $25.8   $ 55.3   $ 56.1
Accumulated benefit
    Obligation related to
    vested benefits                       $31.2    $25.8   $ 52.4   $ 52.5
                                          ================================



     The following actuarial assumptions were used in accounting for the defined benefit plans:

                                                   1998            1997
----------------------------------------------------------------------------
DOMESTIC PLANS
    Discount rate                                     8%           8 1/2%
    Compensation increase                             4%               4%
    Long-term rate of return                8 1/2-9 1/4%     8 1/2-9 1/4%

FOREIGN PLANS
    Discount rate                           5 1/2-6 3/4%           6 - 8%
    Compensation increase                   3 1/2-4 1/2%     3 1/2-4 1/2%
    Long-term rate of return                6 1/2-9 1/2%     6 1/2-9 1/2%

Savings Plan. The domestic employees of the Company participate in the Perkin-Elmer 401(k) savings plan. The plan provides for automatic Perkin-Elmer contributions of 2% of eligible compensation and a dollar-for-dollar matching contribution of up to 4% of eligible compensation. The Company's allocated share of contributions to this plan was $4.8 million and $4.9 million for fiscal 1998 and 1997, respectively.

Retiree Health Care and Life Insurance Benefits. Perkin-Elmer provides certain health care and life insurance benefits to domestic employees, hired prior to January 1, 1993, who retire and satisfy certain service and age requirements. Generally, medical coverage pays a stated percentage of most medical expenses, reduced for any deductible and for payments made by Medicare or other group coverage. The cost of providing these benefits is shared with retirees. The plan is unfunded. These financial statements do not include such postretirement liabilities as such liabilities, are assumed to be retained by Perkin-Elmer.

     Allocated net postretirement benefit cost for the Company's active employees has been included in these financial statements. The Company's allocated share of these costs as determined by Perkin-Elmer's actuary was $1.3 million for both fiscal 1998 and fiscal 1997. The net postretirement benefit cost for Perkin-Elmer for fiscal 1998 and 1997 included the following components:

(Dollar amounts in millions)                       1998            1997
-----------------------------------------------------------------------
Service cost                                       $ .6            $ .6
Interest cost                                       5.7             5.8
Amortization of unrecognized gain                  (1.4)           (1.3)
-----------------------------------------------------------------------
Net postretirement benefit cost                    $4.9            $5.1
=======================================================================


     The discount rate used in determining the APBO was 8% and 8.5% in fiscal 1998 and 1997, respectively. The assumed health care cost trend rate used for measuring the APBO was divided into two categories:

                                                   1998            1997
-----------------------------------------------------------------------
Participants under age 65                          9.6%            10.3%
Participants age 65 and over                       7.4%             7.7%
-----------------------------------------------------------------------

     Both rates were assumed to decline to 5.5% over 7 and 8 years in fiscal 1998 and 1997, respectively. If the health care cost trend rate were increased 1%, the APBO, as of June 30, 1998, would have increased 11%. The effect of this change on the aggregate of service and interest cost for fiscal 1998 would be an increase of 10%.

Postemployment Benefits. Perkin-Elmer provides certain postemployment benefits to eligible employees. These benefits generally include severance, disability, and medical-related costs paid after employment but before retirement. All such liabilities are assumed to be retained by Perkin-Elmer and are, therefore, not included in these financial statements. No expense has been allocated to the Company for fiscal 1998 or 1997 as such costs related to the Analytical Instruments Division were not material.


NOTE 5 BUSINESS SEGMENTS AND GEOGRAPHIC AREA INFORMATION
Business Segments. The Company operated in one industry segment for the years ended June 30, 1998 and 1997. The Company is a global supplier of analytical instrumentation. Analytical instruments are used by a wide variety of end-users to determine the elemental or molecular composition of a sample. The Company develops, manufactures, markets, sells and services a broad range of analytical instruments. The Company has ten major product lines which include instruments, software, consumables, and service. The products are manufactured in four main facilities located in the United States, Wales, Germany, and Singapore; and are distributed primarily from two centers in the United States and Holland. Sales and service presence is maintained in over forty countries worldwide.

Geographic Areas. Revenues between geographic areas are primarily comprised of the sale of products by the Company's manufacturing units. The revenues reflect the rules and regulations of the respective governing tax authorities. Net revenues and operating profits are reported in the region of destination. Operating income is determined by deducting from net revenues the related costs and operating expenses attributable to the region. Product marketing, research, development and engineering expenses are reflected in the area where the activity was performed. Identifiable assets include all assets directly identified with those geographic areas.
     Export net revenues for fiscal 1998 and 1997 were $23.4 million and $25.5 million, respectively.

GEOGRAPHIC AREAS
(Dollar amounts in millions)
                                                United                                   Other
1998                                            States       Europe        Far East  Countries     Corporate  Combined
----------------------------------------------------------------------------------------------------------------------
Total net revenues                             $192.8        $249.1         $88.6        $47.8       $  --      $578.3
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                        $  2.2        $ 39.0         $ 9.4        $ 3.3       $(12.8)     $41.1
----------------------------------------------------------------------------------------------------------------------
Identifiable assets                            $ 98.5        $167.3         $38.3        $25.2       $  --      $329.3


1997
----------------------------------------------------------------------------------------------------------------------
Total net revenues                             $179.7        $267.3         $98.7        $43.5       $  --      $589.2
----------------------------------------------------------------------------------------------------------------------
Income (loss)                                  $(10.3)       $ 39.0         $21.9        $ 4.8       $(11.8)    $ 43.6
  Restructuring and other charges                (6.0)         (7.8)          (.9)        (1.0)      $  --       (15.7)
  Impairment of assets and other
  charges                                        (1.2)         (6.0)           --         (5.6)         --       (12.8)
----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                        $(17.5)       $ 25.2         $21.0        $(1.8)      $(11.8)    $ 15.1
----------------------------------------------------------------------------------------------------------------------
Identifiable assets                            $ 88.6        $167.5         $48.6        $21.1       $  --      $325.8


NOTE 6 ADDITIONAL INFORMATION

Selected Accounts. The following table provides the major components of selected accounts of the Combined Statements of Net Assets to be Sold:

(Dollar amounts in millions)
Other accrued expenses                                       1998        1997
-----------------------------------------------------------------------------
Deferred service contract revenues                           $26.1      $24.4
Accrued pension liabilities                                   16.5       15.3
Other                                                         28.1       31.6
-----------------------------------------------------------------------------
Total other accrued expenses                                 $70.7      $71.3
=============================================================================

Other long-term liabilities
-----------------------------------------------------------------------------
Accrued pension liabilities                                  $45.4      $45.9
Other                                                          6.2        6.3
-----------------------------------------------------------------------------
Total other long-term liabilities                            $51.6      $52.2
=============================================================================



NOTE 7 PROVISION FOR RESTRUCTURED OPERATIONS, IMPAIRMENT OF ASSETS AND OTHER CHARGES Fiscal 1997. During fiscal 1997, the Company announced a follow-on phase to its profit improvement program. The before-tax restructuring cost for this action was $24.2 million. The charge was partially offset in fiscal 1997 by an $11.2 million reduction to the fiscal 1996 restructuring charge. The fiscal 1997 plan included $19.4 million for costs focused on further improving the operating efficiency of manufacturing facilities in the United States, Germany, and the United Kingdom. These actions were designed to help transition the Company from a highly vertical manufacturing operation to one that relies more on outsourcing functions not considered core competencies. The restructuring charge also included $4.8 million to finalize the consolidation of sales and administrative support, primarily in Europe, where seventeen branch facilities were closed. The workforce reductions under this plan total approximately 285 employees in production labor and 25 employees in sales and administrative support. The charge included $11.9 million for severance-related costs. The $12.3 million provided for facility consolidation and asset-related write-offs included $1.2 million for lease termination payments and $11.1 million for the write-off of machinery, equipment, and tooling associated with those functions to be outsourced.

The following table details the major components of the fiscal 1997 restructuring provision:

                                                      Facility
                                                 Consolidation
                                                     and Asset
(Dollar amounts in millions)        Personnel          Related
                                                    Write-offs     Total
------------------------------------------------------------------------
Provision:
------------------------------------------------------------------------
Changes in manufacturing
  operations                            $9.6           $9.8        $19.4
Consolidation of sales and
  administrative support                 2.3            2.5          4.8
------------------------------------------------------------------------
Total provision                        $11.9          $12.3        $24.2
========================================================================

Fiscal 1997 activity:
------------------------------------------------------------------------
Changes in manufacturing
  operations                           $  .1          $ 4.6        $ 4.7
Consolidation of sales and
  administrative support
------------------------------------------------------------------------
Total fiscal 1997 activity             $  .1          $ 4.6        $ 4.7
========================================================================

Fiscal 1998 activity:
========================================================================
Changes in manufacturing
    operations                         $ 7.8          $ 4.9        $12.7
Consolidation of sales and
  administrative support                 1.3            1.1          2.4
------------------------------------------------------------------------
Total fiscal 1998 activity             $ 9.1          $ 6.0        $15.1
========================================================================

Balance at June 30, 1998:
------------------------------------------------------------------------
Changes in manufacturing
  operations                           $ 1.7          $  .3        $ 2.0
Consolidation of sales and
  administrative support                 1.0            1.4          2.4
------------------------------------------------------------------------
Balance at June 30, 1998               $ 2.7          $ 1.7        $ 4.4
========================================================================

     In fiscal 1997 the Company incurred $2.8 million of one-time period expenses for employee relocation and other miscellaneous product transfer costs related to the fiscal 1996 restructuring actions. Fiscal 1997 also included a $12.8 million charge for the impairment of assets and other charges. The charge included a $5.6 million write-down of goodwill associated with the fiscal 1995 acquisition of Photovac Inc. and $7.2 million of charges related to inventory write-offs and product transfer costs incurred in connection with the Company's restructuring actions.

Fiscal 1996. The fiscal 1996 before-tax restructuring charge of $64.6 million was the first phase of a plan focused on improving the profitability and cash flow performance of the Company. In connection with the plan, the Company was reorganized into three vertically integrated, fiscally accountable operating units; a distribution center in Holland was established to centralize the European infrastructure for shipping, administration, and related functions; and a program was implemented to eliminate excess production capacity in Germany. The charge included $35.5 million for worldwide workforce reductions of approximately 390 positions in manufacturing, sales and support, and administrative functions. The charge also included $29.1 million for facility consolidation and asset related write-offs associated with the discontinuation of various product lines.
     In fiscal 1996, the Company transferred the development and manufacturing of certain analytical instrument product lines from its facility in Germany to other sites, primarily in the U.S. The facility in Germany remains the principal site for the development of atomic absorption products.
     In fiscal 1996, a distribution center in Holland was established by Perkin-Elmer to provide an integrated sales, shipment and administration support infrastructure for its European operations, including the Analytical Instruments Division, and to integrate certain operating and business activities. The European distribution center includes certain administrative, financial, and information systems functions previously transacted at individual locations throughout Europe.
     In fiscal 1997, the Company finalized the actions associated with the restructuring plan announced in fiscal 1996. The costs to implement the program were $11.2 million below the $64.6 million charge recorded in fiscal 1996. As a result, during fiscal 1997, the Company recorded an $11.2 million reduction of charges required to implement the fiscal 1996 plan.

     The following table details the major components of the $64.6 million fiscal 1996 restructuring provision:


                                                        Facility
                                               Consolidation and
                                                   Asset Related
(Dollar amounts in millions)           Personnel      Write-offs      Total
----------------------------------------------------------------------------
Provision:
----------------------------------------------------------------------------
Reduction of excess European
  manufacturing capacity                  $17.4          $18.3         $35.7
Reduction of European distribution
  and administrative capacity              11.5            6.0          17.5
Other worldwide workforce
  reductions and facility closings          6.6            4.8          11.4
----------------------------------------------------------------------------
Total provision                           $35.5          $29.1         $64.6
============================================================================

Fiscal 1996 activity:
----------------------------------------------------------------------------
Reduction of excess European
  manufacturing capacity                  $ 2.1          $ 6.7         $ 8.8
Reduction of European distribution
  and administrative capacity               1.6             .7           2.3
Other worldwide workforce
  reductions and facility closings          1.9            1.6           3.5
----------------------------------------------------------------------------
Total fiscal 1996 activity                $ 5.6          $ 9.0         $14.6
============================================================================

Fiscal 1997 activity:
----------------------------------------------------------------------------
Reduction of excess European
  manufacturing capacity                  $ 8.6          $ 1.9         $10.5
Adjustment to decrease liabilities
  originally accrued for excess
  European manufacturing capacity           4.7            6.5          11.2
Reduction of European distribution
  and administrative capacity               6.2            4.4          10.6
Other worldwide workforce
  reductions and facility closings          1.9            2.0           3.9
----------------------------------------------------------------------------
Total fiscal 1997 activity                $21.4          $14.8         $36.2
============================================================================
Fiscal 1998 activity:
----------------------------------------------------------------------------
Reduction of excess European
  manufacturing capacity                  $ 2.0          $ 3.2         $ 5.2
Reduction of European distribution
  and administrative capacity               3.7             .9           4.6
Other worldwide workforce
  reductions and facility closings          2.8            1.2           4.0
============================================================================
Total fiscal 1998 activity                $ 8.5          $ 5.3         $13.8
----------------------------------------------------------------------------
Balance at June 30, 1998                  $  --          $  --         $  --
============================================================================

     As of June 30, 1998, all costs associated with the 1996 restructuring plan have been incurred.

NOTE 8 COMMITMENTS AND CONTINGENCIES
Future minimum payments at June 30, 1998 under non-cancelable operating leases for real estate and equipment for Germany, United Kingdom, and Japan were as follows:

(Dollar amounts in millions)
--------------------------------------------------
1999                                          $3.7
--------------------------------------------------
2000                                           1.8
--------------------------------------------------
2001                                            .7
--------------------------------------------------
2002                                            .5
--------------------------------------------------
2003                                            .4
--------------------------------------------------
2004 and thereafter                             .6
--------------------------------------------------
Total                                         $7.7
==================================================

     Rental expense was $27.0 million and $29.2 million in fiscal 1998 and 1997, respectively. The majority of this expense includes amounts allocated from Perkin-Elmer for both leased and owned facilities utilized by the Company. These costs have been allocated from Perkin-Elmer based on methods, which management believes to be reasonable. Although not supported by firm lease commitments, management believes the current level of rent expense is representative of the amount which may continue under short-term administrative and support agreements with Perkin-Elmer.
     The Company has been named or has participated as a defendant in several legal actions, including patent, commercial, and environmental, arising from the conduct of its normal business activities. Although the amount of any liability that might arise with respect to any of these matters cannot be accurately predicted, the resulting liability, if any, will not in the opinion of management have a material adverse effect on the financial statements of the Company.